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                                                                    EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                                 18 U.S.C. 1350

In connection with the amended Annual Report of Sanderson Farms, Inc. (the "Company") on Form 10-K/A for the year ended October 31, 2005 (the "Report"), I,
D. Michael Cockrell, Treasurer and Chief Financial Officer of the Company, certify that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/D. Michael Cockrell
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D. Michael Cockrell
Treasurer and Chief Financial Officer
June 28, 2006